Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Elme Communities

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares of Beneficial Interest, $.01 par value per share	Other	12,124	$14.005	$169,797	$0.00014760	$25.06

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—		—

	Total Offering Amounts					$169,797		25.06

	Total Fees Previously Paid							$0

	Total Fee Offsets							$25.06(3)

	Net Fee Due							$0

Table 2. Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Elme Communities (f/k/a Washington Real Estate Investment Trust)	S-3ASR	333-253229	February 18, 2021		$25.06	Equity	Common Shares of Beneficial Interest, $.01 par value per share	12,124	$280,186(3)

Fee Offset Sources	Elme Communities (f/k/a Washington Real Estate Investment Trust)	S-3ASR	333-223527		March 8, 2018						$38.03(3)

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of common shares that may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices for the common shares as reported by the New York Stock Exchange on February 13, 2024.

(3)

Elme Communities filed Registration Statement No. 333-223527 on March 8, 2018 (the “2018 Registration Statement”), which became effective upon filing, registering 12,124 common shares and concurrently submitted a registration fee of $38.03, the offering of which has been terminated. On February 18, 2021, Elme Communities filed Registration Statement No. 333-253229 (the “2021 Registration Statement”) registering 12,124 common shares, with a registration fee of $31.00, which was completely offset from the fee related to unsold securities under the 2018 Registration Statement. As of the date of this Registration Statement, all 12,124 common shares remain unsold under the 2021 Registration Statement, the offering of which has been terminated. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $31.00, the amount of the fee attributable to the unsold securities under the 2021 Prospectus Supplement, is available to offset the current registration fee.